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                                                                    EXHIBIT 21.1

               SUBSIDIARIES OF LEAP WIRELESS INTERNATIONAL, INC.

                                                  DATE OF ACQUISITION
               NAME                               OR ORGANIZATION        COUNTRY
----------------------------------------------    -------------------   --------------
QUALCOMM Telecommunications Limited               September 23, 1998    Cayman Islands
Metrosvyaz Limited                                September 23, 1998    Cypress
QUALCOMM Telecommunications Limited               September 23, 1998    Isle of Man
Orrengrove Investments Limited                    September 23, 1998    Cypress
Transworld Telecommunications (Bermuda), Ltd.     September 23, 1998    Bermuda
Transworld Telecommunications, Inc.               September 23, 1998    Delaware
Transworld Telecommunications Services, Inc.      September 23, 1998    Delaware
Inversiones Leap Wireless Chile S.A.              September 23, 1998    Chile
Chilesat Telefonia Personal S.A.                  September 23, 1998    Chile
Leap PCS Mexico, Inc.                             September 23, 1998    California
Leap Wireless Mexico, S.A. de C.V.                October 8, 1998       Mexico
Pegaso Telecomunicaciones, S.A. de C.V.           September 23, 1998    Mexico
Pegaso Comunicaciones y Sistemas, S.A. de C.V.    September 23, 1998    Mexico
Pegaso PCS, S.A. de C.V.                          September 23, 1998    Mexico
Pegaso Humanos Recureos, S.A. de C.V.             September 23, 1998    Mexico
Chase Telecommunications Holdings, Inc.           September 23, 1998    Delaware
Chase Telecommunications, Inc.                    September 23, 1998    Delaware
Cricket Holdings, Inc.                            August 26, 1998       Delaware
Cricket Communications, Inc.                      August 26, 1998       Delaware
Cricket Wireless Communications, Inc.             September 16, 1999    Delaware
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